EX-99.77Q1(a)	Exhibits; Copies of any material amendments to the registrants
			charter or by-laws.

THE COMMERCE FUNDS

AMENDED AND RESTATED BY-LAWS


These By-laws of THE COMMERCE FUNDS (the Trust), a Delaware business trust, are subject to the Trust Instrument of the Trust dated February 7, 1994, as from time to time amended, supplemented or restated (the Trust Instrument).
  Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined.

PRINCIPAL OFFICE

	The principal office of the Trust shall be located in such location as the Trustees may from time to time determine. The Trust may establish and maintain such other offices and places of business as the Trustees may from time to time determine.

OFFICERS AND THEIR ELECTION

Officers.  The officers of the Trust shall be a President,
 a Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust.

Election of Officers. Two or more offices may be held by a single person. Subject to the provisions of
 Section 2.3 hereof, the officers shall hold office until their successors are chosen and qualified and serve at the pleasure of the Trustees.

Resignations. Any officer of the Trust may resign by filing a written resignation with the President, the Secretary or the Trustees, which resignation shall take effect on being so filed or at such later time as may be therein specified.

POWERS AND DUTIES OF OFFICERS AND TRUSTEES

President. Subject to the direction of the Trustees, the President shall have overall responsibility for the management of the business and operations of the Trust and shall see that all orders and resolutions of the Board are carried into effect.
  Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof.
He shall also have the power to employ attorneys, accountants and other advisers and agents and counsel for the Trust and shall perform such other duties as the Trustees may from time to time designate.

Treasurer. The Treasurer shall be responsible for the general supervision over the care and custody of the funds, securities, and other assets of the Trust. He shall make quarterly and annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees or the President may from time to time designate.

Chief Accounting Officer. The Chief Accounting Officer shall be the principal financial and accounting officer of the Trust; and shall, whenever required by the Board of Trustees, render or cause to be rendered financial statements of the Trust; supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor;
 provide assistance to the Audit Committee of the Board and report to such Committee as necessary;
 be designated as principal accounting officer/principal financial officer for purposes of section 32 of the
Investment Company Act of 1940, as amended, section
302 of the Sarbanes Oxley Act of 2002 and section 6
 of the Securities Act of 1933; shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust (and every series and class thereof), including accounts of assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings and shares; shall have the power and authority to perform
 the duties usually incident of his office and those duties as may be assigned to him from time to time by the Board or the President; and shall render to the Board or the President, whenever they request it, an account of all of his transactions as
 Chief Accounting Officer and of the financial condition of the Trust.

Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees or the President may from time to time designate.

Vice President. Any Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate. At the request or in the absence or disability of President, the most senior Vice President present and able to act may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Assistant Treasurer. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the most senior Assistant Treasurer present and able to act may perform all the duties of the Treasurer.

Assistant Secretary.  Any Assistant Secretary of the
 Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the most senior
 Assistant Secretary present and able to act may perform all the duties of the Secretary.

Subordinate Officers.  The Trustees from time to time may
 appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine.

Surety Bonds.  The Trustees may require any officer or
 agent of the Trust to execute a bond
(including, without limitation,
any bond required by the 1940 Act) in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trusts property, funds or securities that may come into his hands.

Removal. Any officer may be removed from office at any time by the Trustees.

Remuneration. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.

Trustee Qualification.  A Trustee shall cease
 to serve as Trustee effective as of the last day in the calendar year of the Trust during which the Trustee attains the age of 75;
 provided that the Board, in its discretion, may vote to continue the service of any Trustee past the age of 75 years.

SHAREHOLDERS MEETINGS

Notices. Notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least fifteen days before the meeting, to such address as may be registered with the Trust
 by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy.
 Notice of adjournment of a Shareholders
 meeting to another time or place need
 not be given, if such time and place
are announced at the meeting or reasonable notice is given to persons present at the meeting.

Voting-Proxies. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven months before the meeting, unless the instrument specifically provides for a longer period or (ii) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to
execution of a written instrument
authorizing the proxy to act,
which authorization is received
not more than eleven months before the meeting.
 Proxies shall be delivered to the
Secretary of the Trust or other person responsible
 for recording the proceedings before being voted.
  A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.
A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger.  At all meetings of the Shareholders,
 unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.
Except as otherwise provided herein or
in the Trust Instrument, all matters relating
 to the giving, voting or validity of proxies shall be governed by the
General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were
shareholders of a Delaware corporation.

Place of Meeting. All meetings of the Shareholders shall be held at such places as the Trustees may designate.

SHARES OF BENEFICIAL INTEREST

Share Certificate. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize.
The Trustees may issue certificates to a Shareholder of any Series or class thereof for any purpose and the issuance of a
 certificate to one or more Shareholders
 shall not require the issuance of
certificates generally.  In the event
that the Trustees authorize the issuance
 of Share certificates, such certificate
shall be in the form prescribed from time to time by the Trustees and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer,
Secretary or Assistant Secretary.
Such signatures may be facsimiles
 if the certificate is signed by a
 transfer or shareholder services
agent or by a registrar, other than a Trustee, officer or employee of the Trust.
 In case any officer who has signed
or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued,

 it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

Loss of Certificate. In case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

Discontinuance of Issuance of Certificates.
The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation.
Such surrender and cancellation
shall not affect the ownership
of Shares in the Trust.

INSPECTION OF BOOKS

	The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of
 the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.

SEAL

	The seal of the Trust shall be circular in form bearing the inscription:

THE COMMERCE FUNDS -- 1994

THE STATE OF DELAWARE

	The form of the seal shall be subject to alteration by the Trustees and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.

	Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document, instrument or other paper executed and delivered by or on behalf of the Trust; however, unless otherwise
required by the Trustees, the seal shall
 not be necessary to be placed on and its absence shall not impair the validity of any document, instrument, or other paper executed by or on behalf of the Trust.

AMENDMENTS

	These By-laws may be amended from time to time by the Trustees.

FORUM SELECTION
	The federal and state courts located in the State of Delaware shall be the sole and exclusive forums for any Shareholder
(including a beneficial owner) to bring
(i) any derivative action or
proceeding brought on behalf of the Trust,
 (ii) any action asserting a claim of
breach of a fiduciary duty owed by any Trustee,
 officer or employee, if any,
of the Trust to the Trust or the Trusts Shareholders,
(iii) any action asserting a claim against the Trust, its Trustees, officers or employees, if any, arising pursuant to any provision of the Delaware Statutory
Trust Act or the Trusts Trust Instrument or bylaws, or (iv) any action asserting a claim against the Trust, its Trustees, officers, or employees, if any, governed by the internal affairs doctrine.
 If any provision or provisions of this
Article IX shall be held to be invalid,
illegal or unenforceable as applied to
any person or entity or circumstance for
 any reason whatsoever, then, to the
fullest extent permitted by law, the
validity, legality and enforceability
of such provisions in any other
circumstance and of the remaining
provisions of this Article IX
(including, without limitation,
each portion of any sentence of this
 Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself
held to be invalid, illegal or unenforceable), and the application of such provision to other persons or entities and circumstances, shall not in any way be affected or impaired thereby.
HEADINGS

	Headings are placed in these By-laws for convenience of reference only and, in case of any conflict, the text of these By-laws rather than the headings shall control.


As amended and restated on August 25, 2015.